Exhibit 32

18 U.S.C. Section 1350 Certifications

I hereby certify pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-QSB of Harbor Bankshares Corporation, (the “Company”) for the quarterly period ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and that the information contained in this Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Joseph Haskins, Jr.	November 12, 2003
President and Chief Executive Officer	Date
Joseph Haskins, Jr.

I hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-QSB of Harbor Bankshares Corporation, (the “Company”) for the quarterly period ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and that the information contained in this Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Teodoro J. Hernandez	November 12, 2003
Treasurer	Date
Teodoro J. Hernandez